Exhibit 5.1


                           Opinion of Chad W. Coulter


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                                RELIANCE STANDARD
                             LIFE INSURANCE COMPANY
                                 August 6, 1997


Delphi Financial Group, Inc.
1105 North Market Street, Suite 1230
Wilmington, Delaware  19899


Re:      Delphi Financial Group, Inc. ("Delphi") Registration
         Statement on Form S-8 -- Second Amended and Restated
         Employee Nonqualified Stock Option Plan (the "Plan")

Ladies and Gentlemen:

               This opinion is furnished in connection with the registration under the Securities Act of 1933, as amended, of up to an additional 771,120 shares of Class A Common Stock, $0.01 par value, of Delphi (the "Shares"), pursuant to the above-referenced Registration Statement (the "Registration Statement"). I am Assistant Secretary of Delphi and Vice President, Secretary and General Counsel of Reliance Standard Life Insurance Company, a wholly-owned subsidiary of Delphi, and this opinion is furnished solely in such capacities.

               In connection with rendering this opinion I have examined the Restated Certificate of Incorporation and Amended and Restated By-Laws of Delphi and the Plan, along with such other corporate documents and records and other documents, certificates and instruments as I have deemed necessary as a basis for the opinions expressed below. I have assumed that all natural persons have legal capacity, all items submitted to me as originals are authentic and all signatures thereon are genuine, all items submitted to me as copies conform to the originals and each such original or copy is complete and has not been amended, modified or supplemented.

               Based upon the foregoing and subject to the matters stated herein, I am of the opinion that:

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               1.     Delphi  is  a  corporation  duly  organized  and  validly
existing under the laws of the State of Delaware.

               2. The Shares have been duly authorized, and when issued against the payment of the purchase price therefor as set forth in, and in accordance with all other provisions of, the Plan, will be validly issued, fully paid and non-assessable.

               I hereby consent to the filing with the Securities and Exchange Commission of this opinion as an exhibit to the Registration Statement.


                                              Very truly yours,

                                              /s/ Chad W. Coulter
                                              -----------------------------
                                                  Chad W. Coulter
                                                  Vice President, Secretary
                                                  and General Counsel